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                                  [LETTERHEAD]


March 27, 1998

Emilio Romano, Vice President
of International Affiliates
Televisa, S.A. de C.V.
Avenida Chapultepec No. 28, 1er Piso
Colonia Doctores
06724 Mexico D.F., Mexico

Dear Emilio:

     This letter represents the agreement of Televisa and UNLP ("agreement") to each produce three (3) thirteen- (13-) week "Shows" (as defined below) at such party's sole cost on the following terms and conditions.

     1. PARTIES AND EFFECTIVE DATE. Televisa, S.A. De C.V. ("Televisa") and The Univision Network Limited Partnership ("UNLP") are the parties to this agreement, and each will be individually referred to as "Party" and collectively referred to as the "Parties." This agreement shall be effective as of the date set forth above.

     2. DEFINITIONS. A "Show" means new non-novela programming to fill a thirteen (13) week programming schedule for such Show. The three (3) Shows which each Party shall produce are described in Schedule I attached to and made part of this agreement. "Additional Programming" means all programming of a Show, in thirteen (13) week increments, produced by the Original Producer after the required first thirteen (13) weeks of programming for such Show. "Successor Programming" means all programming of a Show produced by the Successor Producer after a Show becomes a Discontinued Show. "Discontinued Show" means a Show that the Original Producer decides it will not continue to produce at any time after the required first thirteen (13) weeks of programming.

     3. SCHEDULED COMPLETION DATE OF SHOWS/QUALITY. Subject to Schedule I each Party shall use commercially reasonable efforts to complete the production of its three (3) Shows so that each such Show is available to commence airing no later than October 31, 1998. The Parties shall regularly inform each other on all aspects of the production of the Shows including, but not limited to, the production schedule and delivery date of each Show.


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Each Party grants the other and its representatives reasonable access to review, on a first hand basis, the progress of the development and production of such Party's Shows, regardless of whether such development and production is undertaken at the producing Party's or a third party's facilities. The quality of each Party's Shows and Additional Programming shall be at least equal to that of the programs produced by such Party and aired by the other Party as of the date of this Agreement.

     4. OWNERSHIP RIGHTS. As between Televisa and UNLP, each Party shall own all rights worldwide in perpetuity in and to the Shows and Additional Programming such Party produces under this agreement, subject to the provisions of Paragraphs 5 and 7. The ownership rights intended under this agreement are of every kind and nature including copyrights, distribution and exploitation rights.

     5. BROADCAST RIGHTS. Each of Televisa/Grupo Televisa, S.A. and Univision shall have the rights to broadcast and otherwise exploit the Shows and Additional Programming of the other as are set forth in the Amended and Restated Program License agreement dated as of October 1, 1996 between UNLP and a Grupo Televisa, S.A. subsidiary (the "PLA") and the International Programming Rights Agreement, between Grupo Televisa, S.A. and UNLP, and others, dated as of October 2, 1996 ("IPRA"). The Parties agree that no UNLP Show, Additional Programming or Successor Programming will be deemed a "Grandfathered Program" under the IPRA.

    6. ADDITIONAL PROGRAMMING. Neither Party is required to produce Additional Programming for any Show. In the event a Party decides not to produce Additional Programming of a Show, such Party must furnish written notice of such decision to the other Party at least forty-five (45) days prior to the last day of production of such Show or Additional Programming, as the case may be.

     7. RIGHT TO TAKE OVER PRODUCTION OF DISCONTINUED SHOW. If a Party that produces a Show ("Original Producer") decides that it will not produce Additional Programming for a Discontinued Show, the other Party (the "Successor Producer") shall have the right to produce Successor Programming for such Show. If, no later than thirty (30) days after receipt of the notice required in Paragraph 6, the Successor Producer gives the Original Producer written notice of its election to produce Successor Programming, and such Successor Producer commences production of such Successor Programming within ninety (90) days after delivery of such election notices, then:

          (a) The Successor Producer may request the Original Producer to produce Successor Programming for the Discontinued Show. The Original Producer shall not be obligated to produce such Successor Programming unless the Parties have first reached a mutually satisfactory agreement with respect to the reimbursement of the production costs which may be incurred by the Original Producer in connection with such Successor Programming. The Parties hereby agree to negotiate in good faith the terms and conditions of such reimbursement, including a fair price for the production services that the Original Producer will


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     provide to the Successor Producer with respect to Successor Programming of such Discontinued Show.

          (b) If the Parties are unable to reach the agreement contemplated by subsection (a) above prior to the commencement of the production of the thirteenth (13th) week of programming of such Show or the last week of production of the Additional Programming of such Discontinued Show, whichever is later, the Successor Producer may produce the Successor Programming of such Discontinued Show at its sole cost.

          (c) The Parties acknowledge that regardless of whether the Successor Producer reimburses the Original Producer for the production of such Successor Programming or produces the Successor Programming itself, the Successor Producer shall own, as between Televisa and UNLP, all rights worldwide in perpetuity in and to such Successor Programming. The Parties further acknowledge and agree that Successor Programming shall be subject to the provisions of the IPRA and the PLA.

          (d) Subject to the Original Producer's right to exploit its Shows and Additional Programming, the Original Producer of the applicable Discontinued Show hereby transfers to such Successor Producer all of the Original Producer's right, title and interest in and to the format of such Discontinued Show.

          (e) Each Party shall reasonably cooperate to accomplish a smooth transition to the other Party of the production and ownership of the Successor Programming of a Discontinued Show.

     8. PERMITS: THIRD PARTY CONSENTS/AUTHORIZATIONS. Each Party will obtain all third party consents and/or licenses that are required for the production, distribution and exploitation of its Shows and Additional Programming as contemplated in this agreement, in accordance with industry practice in each Party's country. Also, each Party will comply with legal and/or governmental requirements that apply to the production of such Party's Shows and Additional Programming. Each Party will execute and file any documents required by applicable law (including regulations) and perform such further acts as may become necessary to carry out the purposes of this agreement.

     9. AIRING. Nothing contained in this agreement shall be construed as requiring either Party to air any Show, Additional Programming or Discontinued Show, whether produced by it or the other Party.

     10. TIME IS OF THE ESSENCE IN PERFORMANCE. The Parties agree that time is of the essence in the production of their respective Shows and Additional Programming.

     11. INDEMNIFICATION. Each Party shall indemnify, defend and hold the other Party (the "Indemnitee") harmless against all claims, losses and expenses resulting from or pertaining to any actions, suits or proceedings (whether filed or threatened) by third


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parties against the Indemnitee based on allegations that a Show and/or any
Additional Programming produced by such Party infringes and/or violates intellectual, contractual or other personal or property rights of third parties. The indemnity and defense rights provided hereunder shall also be available to the parent, stockholders, officers, directors, and agents of the Indemnitee, its parent and related subsidiaries.

     12. GOVERNING LAW/JURISDICTION/VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles. Each Party irrevocably submits to the jurisdiction of any California State Court or United States Federal Court sitting in Los Angeles County to resolve any disputes arising out of, or to enforce any obligation provided for in, this agreement.

     13. AMENDMENTS. This agreement may only be amended by written agreement of the Parties.

     14. OTHER AGREEMENTS. This agreement is independent of, and nothing contained herein shall be construed as an amendment, supplement or modification of the PLA or the IPRA.

     There are two signed copies of this agreement, one of them for Televisa's records. Please sign the second copy and return it to me.

                                       Sincerely,

                                       /s/ RAY RODRIGUEZ
                                       ----------------------------
                                       Ray Rodriguez,
                                       President & COO

Read and agreed to:
Televisa, S.A. de C.V.


By: /s/ EMILIO ROMANO
   -----------------------------
    Emilio Romano
    Vice President

Accepted and agreed:
Grupo Televisa, S.A.


By: /s/ ALFONSO DE ANGOITIA
   -----------------------------
    Alfonso de Angoitia


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                                   Schedule I
                           (Description of the Shows)


UNLP's 3 Shows:

     El Gordo y La Flaca (daily)
     El Biablazo         (daily)
     Quiero Ser Estrella (daily)





Televisa's 3 Shows:

     El Noa Noa (weekly) coming March 1999
     Reina del Dia (daily)
     Fantastico Amor (weekly)







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